MUTUAL RELEASE AND
                              SETTLEMENT AGREEMENT

         THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT ("AGREEMENT") IS ENTERED INTO EFFECTIVE THIS 28TH day of January, 2000, by and between Lexon, Inc. ("Lexon") and UTEK Corporation ("UTEK").

         WHEREAS, the parties entered into that certain Consulting Agreement dated August 4, 1999 ("Consulting Agreement"), that Agreement and Plan of Merger dated August 5, 1999 ("Merger Agreement") and any other consulting or other agreements whether oral or written of every kind, character, and description, between the parties relating to the merger of Cancer Diagnostics, Inc. into Lexon; and

         WHEREAS, the Consulting Agreement, the Merger Agreement and all other consulting agreements of every kind, character and description between the parties, whether oral or in writing, are hereinafter referred to as the "Principal CDI Documents"; and

         WHEREAS, disputes have arisen between the parties with respect to the Principal CDI Documents, and the parties have reached a full and final settlement of all claims and disputes existing prior to the date of this Agreement to their mutual satisfaction as set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The parties agree not to initiate any form of legal action against the other with respect to any matter covered by this Agreement, except to enforce this Agreement.

     2. UTEK agrees that this Mutual Release constitutes a full and complete general release, settlement, discharge, accord and satisfaction by UTEK of Lexon and each past and present officer, director, employee, agent, attorney, accountant and other representatives of Lexon from and against any and all claims, actions, causes of action, rights, obligations, debts, duties, demands, damages and liabilities of every kind, character and description arising out of or in connection with the Principal CDI Documents, from the beginning of time through the date hereof.

     3. Lexon agrees that this Mutual Release constitutes a full and complete general release, settlement, discharge, accord and satisfaction by Lexon of UTEK and each past and present officer, director, employee, agent, attorney, accountant and other representatives of UTEK from and against all claims, actions, causes of action, rights, obligations, debts, duties, demands, damages and liabilities of every kind, character and description arising out of or in connection with the Principal CDI Documents, from the beginning of time through the date hereof.

     4. This Agreement constitutes a full and final general release, accord, satisfaction, acquittal, compromise, adjustment, adjudication and settlement of all claims referred herein connection with the Principal CDI Documents. This Agreement was entered into with full knowledge of


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          the legal  purposes,  intents  and  effects of the  parties;  and this
          Mutual Release was entered into voluntarily and without any promise, inducement, threat, coercion, or intimidation of any kind except as specifically set forth herein and does not constitute an admission of wrongdoing of any kind, character and description.

         IN WITNESS WHEREOF, the parties have executed this Agreement intending to be legally bound for all purposes.

Lexon, Inc.                                UTEK CORPORATION

By           / signed /                    By           / signed /

     ----------------------------             --------------------------------
         Gifford Mabie, Pres                  Clifford Gross, Chairman and CEO

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